Exhibit 99.1

Deloitte & Touche LLP 361 S. Marine Corps Drive Tamuning, GU 96913-3911 USA

Tel: 1-671-646-3884 Fax: 1-671-649-4932 www.deloitte.com

December 1, 2011

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of BankGuam Holding Company’s Form 8-K dated November 17, 2011, and have the following comments in respect of the disclosures made in Item 4.01(a) of that filing:

FIRST PARAGRAPH

We agree with the statement in the first sentence regarding the dismissal of Deloitte & Touche LLP (Guam) (“D&T”). We have no basis on which to agree or disagree with the statements made in the second sentence as to the reason the Company decided to dismiss D&T, although we agree that D&T is not registered with the Public Company Accounting Oversight Board. We agree with the statement in the third sentence. We have no basis on which to agree or disagree with the statements made in the fourth sentence.

SECOND AND THIRD PARAGRAPHS

We agree with the statements made in these paragraphs.

FOURTH PARAGRAPH

We have no basis on which to agree or disagree with the statements made in the first, second and third sentences in this paragraph. With respect to the fourth sentence in this paragraph, D&T understands that Deloitte & Touche LLP (Singapore) performed work on the Company’s quarterly report on Form 10-Q for the period ended September 30, 2011, but believes that Deloitte & Touche LLP (Singapore) is no longer performing work for the Company.

Yours truly,

Member of
Deloitte Touche Tohmatsu Limited